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EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS):

    (A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:

                     QUARTERS ENDED APRIL 2, 1998 AND APRIL 3, 1997

                                                                            WEIGHTED
                             SHARES OF   NUMBER OF DAYS   NUMBER OF     NUMBER OF SHARES
                           COMMON STOCK   OUTSTANDING     SHARE DAYS      OUTSTANDING
                           ------------  --------------  -------------  ----------------
Quarter Ended April 2, 1998
---------------------------
January 2 - April 2          6,669,515         91          606,925,893
Treasury Stock Purchases    (    7,801)      Various      (     23,403)
Shares Issued                  156,072       Various         5,874,894
                             ---------                     -----------
                             6,817,786                     612,777,384      6,733,817
                             =========                     ===========      =========
Quarter Ended April 3, 1997
---------------------------
January 3 - April 3          6,636,450         91          603,916,967
Treasury Stock Purchases    (   10,557)      Various      (    647,328)
Shares Issued                   12,248       Various           595,069
                             ---------                     -----------
                             6,638,141                     603,864,708      6,635,876
                             =========                     ===========      =========

                     TWO QUARTERS ENDED APRIL 2, 1998 AND APRIL 3, 1997

                                                                            WEIGHTED
                             SHARES OF   NUMBER OF DAYS   NUMBER OF     NUMBER OF SHARES
                           COMMON STOCK   OUTSTANDING     SHARE DAYS       OUTSTANDING
                           ------------  --------------  -------------  ----------------
Period Ended April 2, 1998
--------------------------
October 1 - April 2          6,646,677         184       1,222,988,544
Treasury Stock Purchases    (    7,801)      Various    (       23,403)
Shares Issued                  178,910       Various         8,752,829
                             ---------                   -------------
                             6,817,786                   1,231,717,970      6,694,119
                             =========                   =============      =========
Period Ended April 3, 1997
--------------------------
October 1 - April 3          6,658,487         185       1,231,820,076
Treasury Stock Purchases    (   47,939)      Various    (    6,502,222)
Shares Issued                   27,593       Various         2,937,187
                             ---------                   -------------
                             6,638,141                   1,228,255,041      6,639,216
                             =========                   =============      =========

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    (B)  Computation of Earnings (Loss) Per Share:

         Computation of earnings (loss) per share is net earnings divided by the weighted average number of shares of common stock outstanding for the periods indicated:

                                         QUARTER ENDED       TWO QUARTERS ENDED
                                     April 2,     April 3,     April 2,     April 3,
                                       1998         1997         1998         1997
                                    ----------   ----------   ----------   ----------
Basic:
 Weighted average number of shares
  of common stock outstanding        6,733,817    6,635,876    6,694,119    6,639,216
                                    ----------   ----------   ----------   ----------
 Earnings (loss) before cumulative
  effect of accounting change      ($  429,694) ($  925,542) ($  703,937) ($  732,031)
 Cumulative effect of accounting
  change                                     0            0            0  ( 1,468,140)
                                    ----------   ----------   ----------   ----------
 Net earnings (loss)               ($  429,694) ($  925,542) ($  703,937) ($2,200,171)
                                    ----------   ----------   ----------   ----------
 Earnings (loss) per share before
  cumulative effect of accounting
  change                           ($     0.06) ($     0.14) ($     0.11) ($     0.11)
 Loss per share from cumulative
  effect of accounting change             0.00         0.00         0.00  (      0.22)
                                    ----------   ----------   ----------   ----------
 Net earnings (loss) per share     ($     0.06) ($     0.14) ($     0.11) ($     0.33)
                                    ==========   ==========   ==========   ==========
Assumuming dilution:
 Weighted average number of shares
  of common stock outstanding        6,733,817    6,635,876    6,694,119    6,639,216
 Net effect of dilutive stock
  options - not included as the
  effect was antidilutive                    0            0            0            0
                                    ----------   ----------   ----------   ----------
 Total                               6,733,817    6,635,876    6,694,119    6,639,216
                                    ----------   ----------   ----------   ----------
 Earnings (loss) before cumulative
  effect of accounting change      ($  429,694) ($  925,542) ($  703,937) ($  732,031)
 Cumulative effect of accounting
  change                                     0            0            0  ( 1,468,140)
                                    ----------   ----------   ----------   ----------
 Net earnings (loss)               ($  429,694) ($  925,542) ($  703,937) ($2,200,171)
                                    ----------   ----------   ----------   ----------
 Earnings (loss) per share before
  cumulative effect of accounting
  change                           ($     0.06) ($     0.14) ($     0.11) ($     0.11)
 Loss per share from cumulative
  effect of accounting change             0.00         0.00         0.00  (      0.22)
                                    ----------   ----------   ----------   ----------
 Net earnings (loss) per share     ($     0.06) ($     0.14) ($     0.11) ($     0.33)
                                    ==========   ==========   ==========   ==========

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